Exhibit 3.2

DocuSign Envelope ID: 8E513145-1 E8F-485E-9AEB-A94F00F1 E5F4 Form 3 Business Corporations Act Formule 3 Loi sur /es societes par actions For Ministry Use Only A l'usage exclusif du ministere Ontario Corporation Number Numero de la societe en Ontario f'\1-,, Ministry of Government t'f,? 3.ndConsumerServ1ces 1, Ontario CER'l'ftFIC/..\ TE This is to certify that 111ese articles are effective on Ministere des Services gouvernementaux P.t des Services aux consommateurs C.ERTRIFRCAT Cec, certifie que 1es presents statuts entrent en v1gueur le AUGUST· 3 0 AO0t 2021 , .. ; ................ ~;;;;7t;;;i.;;)J,'''''''@'·'' ..Jirecror I Oirectnce Business Coroorations 1-\ct 11 .• 01 sur 1 es sociAtes oar actions 2854618 ARTICLES OF AMENDMENT STATUTS DE MODIFICATION 1. 2, 3, The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Denomination sociale actuelle de la societe (ecrire en LETTRES MAJUSCULES SEULEMENT): A K A N D A C 0 R p The name of the corporation is changed to (if applicable ): (Set out in BLOCK CAPITAL LETTERS) Nouvelle denomination sociale de la societe (s'il ya lieu) (ecrire en LETTRES MAJUSCULES SEULEMENT): C------- Date of Incorporation/amalgamation: Date de la constitution ou de la fusion : 2021/07/16 (Year, Month, Day) (annee, mois, jour) 4. Complete only if there is a change In the number of directors or the minimum/ maximum number of directors. 5, II faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a change. Number of directors is/are: Nombre d'administrateurs : Number Nombre or OU minimum and maximum number of directors is/are: nombres minimum et maximum d'administrateurs : minimum and maKiln!Jm. minimum et maximum The articles of the corporation are amended as follows: Les statuts de la societe son! modifies de la fa9on suivante : See page 1 A attached. 07119 (2011/05) © Queen's Printer for Ontario, 2011 / © lmprimeur de la Reine pour !'Ontario, 2011 Page 1 of/de 2

DocuSign Envelope ID: 8E513145-1 E8F-485E-9AEB-A94F00F1 E5F4 SCHEDULE "A" TO ARTICLES OF AMENDMENT The Articles of the Corporation are amended as follows: 1. to remove the restriction on the transfer of shares set out in paragraph 8 of the articles of the Corporation by deleting the following provision in its entirety: "Shares of the Corporation may not be transferred unless the restrictions on the transfer of securities of the Corporation contained in section 9 of the articles of the Corporation entitled "Other provisions if any" are complied with." and to substitute therefore the following words: "No Restrictions." 2. to remove from paragraph 9 of the articles of the Corporation the following provisions in their entirety: "Securities of the Corporation, other than non-convertible debt securities, shall not be transferred without either: (a) (b) the approval of the directors of the Corporation, expressed by a resolution passed at a meeting of the directors or by an instrument or instruments in writing signed by a majority of the directors; or the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than a separate class vote of the holders of another class of shares of the Corporation) outstanding at the time, expressed by a resolution passed at a meeting of the holders of those shares or by an instrument or instruments in writing signed by the holders of a majority of those shares." and to substitute therefore the following words: "None." NA TDOCS\57364938\V-1 1A

DocuSign Envelope ID: 8E513145-1 E8F-485E-9AEB-A94F00F1 E5F4 07119 (2011/05) 6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. La modification a ete d0ment autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur /es societes par actions. 7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the -corporation on Les actionnaires ou les adminlstrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le 2021/08/30 (Year, Month, Day) (annee, mois, jour) These articles are signed in duplicate. Les presents statuts sont signes en double exemplaire. AKANDA CORP. (Print name of corporation from Article 1 on page 1) (Veuillez ecrir le nom de la societe de !'article un a la page une ). By/ Par: (Signature) (Signature) Director (Description of Office) (Fonction) Page 2 of/de 2